                                                                    EXHIBIT 4(b)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

                            ALBERTO-CULVER COMPANY

                      6.375% Debentures due June 15, 2028

Number 1                                                            $120,000,000

                                                             CUSIP No. 013068AC5

    ALBERTO-CULVER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred and Twenty Million Dollars ($120,000,000) on June 15, 2028 and to pay interest thereon from June 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 1998, at the rate of 6.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this

Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

    Payment of the principal of (and premium, if any) and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of the principal of, and premium if any, on the Security will be made at the office or agency of the Company maintained for that purpose in New York, New York. Payment of the interest on this Security will be paid to the person entitled thereto by wire transfer in immediately available funds on each applicable Interest Payment Date, not later than 2:30 P.M. Eastern Standard Time.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                       ALBERTO-CULVER COMPANY

Dated: June 15, 1998
                                       By: /s/ William J. Cernugel
                                           -------------------------------------
                                               William J. Cernugel
                                               Senior Vice President, Finance
                                               and Controller
Attest:
/s/ Gary P. Schmidt
 ....................................
Assistant Secretary

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       THE FIRST NATIONAL BANK OF CHICAGO
                                         As Trustee

                                       By: /s/ Brenda McCleod
                                           -------------------------------------
                                               Trust Officer

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 10, 1998 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited, except as provided in the Indenture, in aggregate principal amount to $120,000,000.

          The Securities of this series are subject to redemption upon not less than 30 days and not more than 60 days notice by mail, at any time, in whole or in part, at the option of the Company, at a redemption price equal to (a) prior to and including June 15, 2008, the greater of (i) 100% of the principal amount of such Debentures, (ii) the sum of the present values of the remaining scheduled payments of principal (as if such principal was scheduled to be paid on June 15, 2008 rather than June 15, 2028) and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) up to June 15, 2008 or (iii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) up to June 15, 2028 or (b) from June 15, 2008 to June 15, 2028, the greater of (i) 100% of the principal amount of such Debentures or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) up to June 15, 2028, discounted, in each case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) determined on the third Business Day preceding such redemption date, plus, in each case, accrued and unpaid interest thereon to the redemption date.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus (i) 0.00% for redemptions prior to and including June 15, 2008 or (ii) 0.15% for redemptions from June 15, 2008 to June 15, 2028.

          "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the period from the redemption date to either June 15, 2008 or June 15, 2028, as applicable, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

          "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.
"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

          "Reference Treasury Dealer" means each of Goldman, Sachs & Co., BancAmerica Robertson Stephens, and First Chicago Capital Markets, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer") or is no longer quoting prices for United States Treasury securities, the Company shall substitute therefor another Primary Treasury Dealer.

          In the event of redemption of this Security, in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          This Security will be repaid on June 15, 2008, at the option of the Holder, at 100% of its principal amount, together with accrued interest to June 15, 2008. In order for a Holder to exercise this option, the Company must receive at its office or agency in New York, New York, during the period beginning on April 16, 2008 and ending at 5:00 P.M. (New York City time) on May 16, 2008 (or, if May 16, 2008 is not a Business Day, the next succeeding Business Day), this Security with the form below entitled "Option to Elect Repayment on June 15, 2008" duly completed. Any such notice received by the Company during the period beginning April 16, 2008 and ending at 5:00 P.M. (New York City time) on May 16, 2008 (or, if May 16, 2008 is not a Business Day, the next succeeding Business Day) shall be irrevocable. No transfer or exchange of this Security (or, in the event that this Security is to be repaid in part, such portion of this Security to be repaid) will be permitted after such notice is received by the Company. The repayment option may be exercised by the Holder for less than the entire principal amount of this Security, so long as the principal amount that is to be repaid is equal to $1,000 or any integral multiple thereof. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Security for repayment will be determined by the Company, whose determination will be final and binding.

          In the event of repayment of this Security, in part only, a new Security or Securities of this series and of like tenor for the unrepayed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and the related Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

                  OPTION TO ELECT REPAYMENT ON JUNE 15, 2008


     The undersigned hereby irrevocably requests and instructs the Company to repay the within or attached Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof to be repaid, together with interest thereon to June 15, 2008, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please Print or Type Name, Address and Telephone Number of the undersigned)


     For the within or attached Security to be repaid, the Company must receive at its office or agency in New York, New York, during the period beginning on April 16, 2008 and ending at 5:00 P.M. (New York City time) on May 16, 2008 (or, if May 16, 2008 is not a Business Day, the next succeeding Business Day) this Security with this "Option to Elect Repayment on June 15, 2008" form duly completed. Any such notice received by the Company during the period beginning April 16, 2008 and ending at 5:00 P.M. (New York City time) on May 16, 2008 (or, if May 16, 2008 is not a Business Day, the next succeeding Business Day) shall be irrevocable. No transfer or exchange of this Security (or, in the event that this Security is to be repaid in part, such portion of this Security to be repaid) will be permitted after such notice is received by the Company.

     If less than the entire principal amount of the within or attached Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid: $_________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Security or Securities to be issued to the Holder for the portion of the within attached Security not being repaid (in the absence of any such specification, one such Security shall be issued for the portion not being repaid): $___________.


Dated:



                              --------------------------------------------------
                              Note: The signature to this Option to Elect
                              Repayment on June 15, 2008 must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.